AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST
                                       OF
                            PIONEER WORLD EQUITY FUND


         The undersigned, being at least a majority of the Trustees of Pioneer World Equity Fund, a Delaware business trust, acting pursuant to Article IX,
Section 8 of the Agreement and Declaration of Trust dated July 26, 1996 (the "Declaration"), do hereby amend the Declaration as follows, such amendment to become on July 30, 2001:

         Section 1 of Article 1 of the Declaration is hereby deleted and replaced with the following:

         Section 1. NAME: The name of the Trust created by this Agreement and Declaration of Trust is "Pioneer International Equity Fund."



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IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of the date first written above.



         /s/ Mary K. Bush
         --------------------------------
         Mary K. Bush As Trustee and not individually



         /s/ John F. Cogan, Jr.
         --------------------------------
         John F. Cogan, Jr. As Trustee and not individually



         /s/ Richard H. Egdahl
         --------------------------------
         Richard H. Egdahl As Trustee and not individually



         /s/ Margaret BW Graham
         --------------------------------
         Margaret B.W. Graham As Trustee and not individually



         /s/ Marguerite A. Piret
         --------------------------------
         Marguerite A. Piret As Trustee and not individually



         /s/ David D. Tripple
         --------------------------------
         David D. Tripple As Trustee and not individually



         /s/ Stephen K. West
         --------------------------------
         Stephen K. West As Trustee and not individually



         /s/ John Winthrop
         --------------------------------
         John Winthrop As Trustee and not individually







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